EXHIBIT 99


				December 5, 2007



John E. Anderson
Patriot Transportation Holding, Inc.
1801 Art Museum Drive
Jacksonville, FL 32207

Dear John:

	This letter agreement (this "Agreement") sets forth our agreement regarding the benefits to which you will be entitled upon your retirement as President and Chief Executive Officer.

	1.	Stock Options.   As of the date of this Agreement, you hold
options to acquire 21,000 shares of Patriot common stock pursuant to the stock options (the "Stock Options") described below.



				        Number of Optioned Shares
Grant Date      Exercise Price            (at November 1, 2007)
----------      --------------          -------------------------
                                          Vested       Unvested
11/21/02           $22.23                 8,000          3,000
12/29/04          $43.501                 4,000          6,000

Upon the effective date of your retirement (your "retirement date"), all unvested options shall immediately become fully vested and shall be exercisable for a period of three months following your retirement date, or if less the remaining term of the options.

	2.	Restricted Stock.   As of the date of this Agreement, you
held 600 shares of restricted stock (the "Restricted Stock") which are subject to certain forfeiture restrictions. Upon your retirement date, all forfeiture restrictions shall immediately lapse.

	3.	MSP Plan.   Upon your retirement date, (i) all benefits
under your Management Security Plan agreement will immediately become fully vested and (ii) you will be paid (within ten (10) days after your retirement date) an amount equal to the accrued benefit (the "MSP Payment").

	4.	Additional Severance Payment.  Within ten (10) days after
your retirement date, the Company will pay to you an amount equal to (i) $4,730,643, minus (ii) the fair market value of the Stock Options (calculated as the difference between the weighted average closing price of Patriot stock on the twenty trading days preceding your retirement date and the exercise price), minus (iii) the fair market

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value of the Restricted Stock (calculated using the weighted average closing price of Patriot stock on the twenty trading days preceding your retirement date), minus (iv) the MSP Payment. You will not exercise any Stock Options or sell any Restricted Stock prior to your retirement date. The Company shall repurchase from you on your retirement date the Restricted Stock and unexercised Stock Options based on the weighted average closing price of Patriot stock on the twenty trading days preceding your retirement date.
This severance package is intended in conjunction with your existing benefits to result in a net $3,000,000 after tax benefit to you.

	5.	Exceptions.     This Agreement shall not be applicable in the
event that (i) Patriot retains you as President and Chief Executive Officer until your sixty-fifth birthday or (ii) the board of directors terminates you for cause. For purposes of this Letter Agreement, "cause" means any of the following: (i) the commission of a felony; (ii) willful misconduct or gross negligence resulting in material and demonstrable harm to Patriot; (iii) a material violation of any of Patriot's policies or procedures resulting in material and demonstrable harm to Patriot; (iv) the repeated and continued failure to carry out, in all material respects, Patriot's reasonable and lawful directions, except where a failure is attributable to illness, injury, or disability; and (v) fraud, embezzlement, theft, or material dishonesty against Patriot.

	6.	General Release.    As a condition to your entitlement to the
benefit described herein, you must execute a general release, at least seven days prior to the payment date for the amounts to be paid under paragraphs 3 and 4 above, in a form reasonably acceptable to Patriot releasing all claims that you may have against Patriot in connection with your employment, except for the benefits payable under this Agreement, COBRA benefits and retiree health benefits.

        7.	General Provisions.   This Letter Agreement is made in
Florida and will be interpreted under its laws. This Letter Agreement supersedes all prior agreements and understandings, whether oral or written, between Patriot and you with respect to the subject matter of this Letter Agreement. If any provision of this Letter Agreement is declared illegal and unenforceable, then such provision shall be deemed void, leaving the remainder of this Letter Agreement in effect. Any amendment to this Letter Agreement must be in writing and signed by you and Patriot. Any waiver of any term of
this Letter Agreement must be signed by the waiving party.   Patriot intends
to ensure that you fully understand this Letter Agreement and that you are entering into it on a completely voluntary basis. Accordingly, we encourage you to consult with an attorney before signing this Letter Agreement.

	Please confirm your agreement by signing as indicated below and returning to me one fully executed original.

					Very truly yours,

                                        /s/ Edward L. Baker
					_____________________________
					Edward L. Baker
					Chairman of the Board


Accepted and agreed this 5th day of December, 2007.

/s/ John E. Anderson
_________________________________
John E. Anderson